Exhibit 2

POWER OF ATTORNEY

The undersigned, BLACKROCK, INC., a corporation duly organized under the laws of the State of Delaware, United States (the “Company”), does hereby make, constitute and appoint each of Christopher Meade, Daniel Waltcher, Una Neary, Richard Cundiff, Charles Park, Enda McMahon, Arlene Klein, Con Tzatzakis, Karen Clark, David Maryles, Daniel Ronnen, John Stelley, Daniel Riemer, Elizabeth Kogut, Maureen Gleeson, Daniel Kalish and Spencer Fleming acting severally, as its true and lawful attorneys-in-fact, for the purpose of, from time to time, executing in its name and on its behalf, whether the Company individually or as representative of others, any and all documents, is acting certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by such person to be necessary or appropriate to comply with ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, Including without limitation Forms 3, 4, 5, 13D, 13F, 13G and 13H and any amendments to any of the Foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to each such attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by an attorney-in-fact named herein shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document.

This power of attorney shall expressly revoke the power of attorney dated 8th day of December, 2015 in respect of the subject matter hereof, shall be valid from the date hereof and shall remain in full force and effect until either revoked in writing by the Company, or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the Company or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 2nd day of January, 2019.

BLACKROCK, INC.

By:	_ /s/ Daniel Waltcher
Name: Daniel Waltcher
Title: Deputy General Counsel